UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      Capital Preferred Yield Fund-IV, L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                  84-1248788
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado         80235
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        (Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                  Name of each exchange on which each
        to be so registered                       class is to be registered

                None                                       None
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If this Form relates to the  registration  of a class of debt  securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. ____ [Added in Release no. 34- 34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342.]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. ____ [Added in Release no. 34-34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342.]

Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
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                                (Title of class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

Reference is made to the Sections of the Prospectus of Registrant contained in Registrant's Registration Statement on Form S-1 (No. 33-80849), entitled "Risk Factors," "Investment Objectives and Policies," "Federal Income Tax Consequences" and "Summary of Partnership Agreement", which are incorporated herein by reference, for a description of Registrant's securities.

Item 2.  Exhibits.

Item                                     Name
----                                     ----

 99 Amended and Restated Agreement of Limited Partnership of Capital Preferred Yield Fund-IV, L.P.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       CAPITAL PREFERRED YIELD FUND-IV, L.P.

                                       By:      CAI Equipment Leasing V Corp.,
                                                General Partner

Date:    March 12, 1997                By:      /s/John F. Olmstead
                                                --------------------------------
                                                President